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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 10, 1996 included in this Form 8-K/A dated January 15, 1997. It should be noted that we have not examined any financial statements of PRP, Inc. subsequent to January 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP

January 13, 1997